UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
OP BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule.

OP BANCORP
May 12, 2023
Dear Shareholder:
You are cordially invited to attend the 2023 Annual Meeting of Shareholders, which will be held at 10 a.m., Pacific Daylight Time (PDT) on Thursday, June 22, 2023, at OP Bancorp’s offices, located at 1000 Wilshire Boulevard, Suite 500, Los Angeles, California 90017.
The accompanying Notice of Annual Meeting and proxy statement describe the business that will be conducted at the meeting and provide information about OP Bancorp. We have also enclosed our 2022 Annual Report.
Currently, we intend to hold our Annual Meeting in person. We are sensitive to public health and travel concerns our shareholders may have and recommendations public health officials may issue in light of the continuing and evolving coronavirus (COVID-19) pandemic. Annual Meeting attendees are requested to observe applicable public health guidance with respect to COVID-19, including wearing masks and social distancing. Based on public health guidance, we may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting solely by means of remote communication (a virtual meeting). If we take this step, we will announce the decision to do so in advance and in accordance with SEC regulations and California law.
The Company asks that any shareholders who do plan to attend the Annual Meeting please notify the Company at least 24 hours in advance of the Annual Meeting by contacting us at (213) 892-9999, emailing us at IRSupport@myopenbank.com or writing to OP Bancorp, 1000 Wilshire Blvd., Ste. 500, Los Angeles, California 90017, Attn: Investor Relations.
Your continued support is appreciated, and we hope you will attend the Annual Meeting. Whether or not you are personally present, it is very important that your shares be represented at the meeting. Accordingly, please sign, date, and promptly mail the enclosed proxy card. You may also vote electronically over the Internet or by telephone by following the instructions on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.
Sincerely,

Brian Choi	Min J. Kim
Chairman of the Board	President and Chief Executive Officer
1000 Wilshire Boulevard, Suite 500, Los Angeles, California 90017
●  Telephone (213) 892-9999  ●  www.myopenbank.com

OP BANCORP
1000 Wilshire Boulevard, Suite 500
Los Angeles, California, 90017
Notice of Annual Meeting of Shareholders

Date and Time:	Thursday, June 22, 2023, at 10 a.m., Pacific Daylight Time (PDT).

Place:	Company’s offices located at 1000 Wilshire Boulevard, Suite 500, Los Angeles, California 90017.

Items of Business:	1.	To elect 7 members of the Board of Directors, each for a term of one year;
	2.	To ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
	3.	To transact such other business as may properly come before the meeting, and any adjournment or postponement.

Record Date:	You can vote if you are a shareholder of record on April 28, 2023.

Mailing Date:	The proxy materials are being distributed to our shareholders on or about May 12, 2023, and include our Annual Report, Notice of Annual Meeting, this proxy statement, and proxy or voting instruction card.

Important Notice Regarding the Internet Availability of Proxy Materials:
The proxy statement and Annual Report are available at www.myopenbank.com. Your Vote is Important. Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the enclosed proxy card.
Currently, we intend to hold our Annual Meeting in person. We are sensitive to public health and travel concerns our shareholders may have and recommendations public health officials may issue in light of the continuing and evolving coronavirus (COVID-19) pandemic. Annual Meeting attendees are requested to observe applicable public health guidance with respect to COVID-19, including wearing masks and social distancing. Based on public health guidance, we may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting solely by means of remote communication (a virtual meeting). If we take this step, we will announce the decision to do so in advance and in accordance with SEC regulations and California law. Details on how to participate will be available at www.myopenbank.com. Care will be taken to ensure opportunities for shareholder participation during any virtual meeting.
The Company asks that any shareholders who do plan to attend the Annual Meeting in person please notify the Company no later than May 31, 2023 by calling (213) 892-9999, emailing us at IRSupport@myopenbank.com or writing to OP Bancorp, 1000 Wilshire Blvd., Ste. 500, Los Angeles, California 90017, Attn: Investor Relations. This notification is requested as a courtesy: if you present proper documentation showing that you are a shareholder, you will not be denied entrance based on a lack of notice, but we would appreciate your consideration.

By Order of the Board of Directors,

Christine Y. Oh
Executive Vice President
and Corporate Secretary

May 12, 2023
Los Angeles, California

PROXY STATEMENT FOR OP BANCORP
2023 ANNUAL MEETING OF SHAREHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you send me this proxy statement?
We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2023 Annual Meeting of Shareholders. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote electronically by telephone or the Internet by following the instructions on the proxy card.
Along with this proxy statement, we are also sending you the OP Bancorp 2022 Annual Report, which includes our consolidated financial statements. OP Bancorp is also referred to in this proxy statement as the “Company.”
Who is entitled to vote?
We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 12, 2023, to all shareholders entitled to vote. Shareholders who were the record owners of the Company’s common stock at the close of business on April 28, 2023, are entitled to vote. On this record date, there were 15,226,637 shares of common stock outstanding.
What constitutes a quorum?
A majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the Annual Meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the Annual Meeting.
How many votes do I have?
Each share of common stock entitles you to one vote in person or by proxy, for each share of common stock outstanding in your name on the books of the Company as of [ ], 2023, the record date for the Annual Meeting on any matter submitted to a vote of the shareholders, except that in connection with the election of directors (Proposal 1), you may cumulate your shares (see “What is cumulative voting and how do I cumulate my shares?” on page 3). The proxy card indicates the number of votes that you have as of the record date.
Is voting confidential?
We have a confidential voting policy to protect the privacy of our shareholders’ votes. Under this policy, ballots, proxy cards and voting instructions returned to banks, brokers and other nominees are kept confidential. Only the proxy tabulator and the Inspector of Election have access to the ballots, proxy cards and voting instructions.
How do I vote by proxy?
You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as a shareholder of record, you may vote by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided. You may also vote electronically by telephone or over the Internet (see page 2). Returning the proxy card will not affect your right to attend the Annual Meeting and vote.
If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:
•“FOR” the election of all 7 nominees for director; and

•“FOR” the ratification of the selection of Crowe LLP as our independent registered public accounting firm for 2023.
For the election of directors (Proposal 1), a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees by marking the enclosed proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of the Company. Your proxy does not have an obligation to vote for nominees not identified on the preprinted proxy card (that is, write-in candidates). Should any shareholder attempt to “write in” a vote for a nominee not identified on the preprinted card (and described in these proxy materials), your proxy will NOT vote the shares represented by your proxy card for any such write-in candidate, but will instead vote the shares for any and all other indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, your proxy will have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, your proxy intends to vote all of the proxies in such a manner, in accordance with the cumulative voting, as will assure the election of as many of the nominees identified on the proxy card as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.
What do I have to do to vote my shares if they are held in the name of my broker?
If your shares are held by your broker, sometimes called “street name” shares, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. A “broker non-vote” occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. Proposal 1 (election of directors) is a non-routine item on which a broker may vote only if the beneficial owner has provided voting instructions. Proposal 2 (ratification of independent registered public accounting firm) is a routine item.
What are the procedures for attending the Annual Meeting?
Only shareholders owning the Company’s common stock at the close of business on April 28, 2023, or their legal proxy holders, are entitled to attend the Annual Meeting. You must present photo identification for admittance. If you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your admission to the Annual Meeting. If you are not a shareholder of record but hold shares through a bank, broker or other nominee, you must provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to April 28, 2023, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. We also ask that you notify us in advance if you intend to attend the Annual Meeting in person. This notification is not required, and you will not be denied admittance if you comply with the above instructions; however, we ask that you notify us as a courtesy prior to May 31, 2023, so that we may assure adequate seating and accommodations. You may do this by calling (213) 892-9999, emailing us at IRSupport@myopenbank.com or writing to OP Bancorp, 1000 Wilshire Blvd., Ste. 500, Los Angeles, California 90017, Attn: Investor Relations.
How do I vote in person?
If you plan to attend the Annual Meeting and desire to vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney from your nominee in order to vote at the Annual Meeting.
May I vote electronically over the Internet or by telephone?
Shareholders whose shares are registered in their own names may vote either over the Internet or by telephone. Special instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.
If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically by telephone or over the Internet. Most U.S. banks and brokerage firms are clients of Broadridge Financial Solutions (“Broadridge”). As such, shareholders who receive either a paper copy of their proxy statement or electronic delivery notification have the opportunity to vote by telephone or over the Internet. If your bank or brokerage firm is a Broadridge client, your proxy card or Voting Instruction Form (“VIF”) will provide the instructions. If your proxy card or VIF does not provide instructions for Internet and telephone voting, please complete and return the proxy card in the self-addressed, postage-paid envelope provided.
What is cumulative voting and how do I cumulate my shares?
For the election of directors (Proposal 1), California law provides that a shareholder of a California corporation, or his/her proxy, may cumulate votes in the election of directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by him/her, multiplied by the number of directors to be elected, and he/she may cumulate such votes for a single candidate or distribute such votes among as many candidates as he/she deems appropriate.
You must take certain affirmative steps in order to be entitled to vote your shares cumulatively for the election of directors. At the shareholders’ meeting at which directors are to be elected, no shareholder is entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination at the meeting and prior to the commencement of the voting and at least one shareholder has given notice at the meeting and prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.
The proxies designated on your proxy card do not, at this time, intend to cumulate votes, to the extent they have the shareholder’s discretionary authority to do so, pursuant to the proxies solicited in this proxy statement unless another shareholder gives notice to cumulate, in which case your proxy may cumulate votes in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such an event is solicited in this proxy statement.
May I change my vote after I return my proxy?
If you fill out and return the enclosed proxy card, or vote by telephone or over the Internet, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of four ways:
•You may send to the Company’s Corporate Secretary another completed proxy card with a later date.
•You may notify the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy.
•You may attend the Annual Meeting and vote in person.
•If you have voted your shares by telephone or over the Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.
What if I receive multiple proxy cards?
If you receive multiple proxy cards, your shares are probably registered differently or are in more than one account. Please vote all proxy cards received to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, Computershare, 1 (800) 962-4284; otherwise, contact your bank, broker or other nominee.
What vote is required to approve each proposal?
Approval of Proposal 1 (election of directors) requires a plurality of votes cast for each nominee. This means that the 7 nominees who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Abstentions will not have any effect on the outcome of the vote. You may cumulate your votes in the election of directors as described under “What is cumulative voting and how do I cumulate my shares?” on page 3. Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.
Proposal 2 (ratification of independent registered public accounting firm) requires a vote that satisfies two criteria: (i) the affirmative vote for the proposal must constitute a majority of the common shares present or represented or by proxy and voting on the proposal at the Annual Meeting; and (ii) the affirmative vote for the proposal must constitute a majority of the common shares required to constitute the quorum. For purposes of Proposal 2, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for 2023 is a matter on which a broker or other nominee is generally empowered to vote and, therefore, no broker non-votes are expected to exist with respect to Proposal 2.
How will voting on any other business be conducted?
Your proxy card confers discretionary authority to your proxy to vote your shares on the matters which may properly be presented for action at the Annual Meeting, and may include action with respect to procedural matters pertaining to the conduct of the Annual Meeting.
How do I obtain an Annual Report?
A copy of our 2022 Annual Report accompanies this proxy statement. If you would like another copy of this report, we will send you one without charge. Please write to:
OP Bancorp
1000 Wilshire Boulevard, Suite 500
Los Angeles, California 90017
Attention: Executive Vice President and Corporate Secretary

You can also find out more information about us at our website www.myopenbank.com. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement or any other report or registration statement that we have field or that we may file in the future. On our website you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 filings, and amendments to those reports and filings, free of charge. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information as of April 28, 2023, pertaining to beneficial ownership of the Company’s common stock by persons known to the Company to own 5% or more of the Company’s common stock, nominees to be elected to the Board of Directors, the executive officers named in the Summary Compensation Table presented in this proxy statement, and all directors and executive officers of the Company, as a group. This information has been obtained from the Company’s records, or from information furnished directly by the individual or entity to the Company.
For purposes of the following table, shares issuable pursuant to stock options which may be exercised within 60 days of April 28, 2023, are deemed to be issued and outstanding and have been treated as outstanding in determining the amount and nature of beneficial ownership and in calculating the percentage of ownership of those individuals possessing such interest, but not for any other individuals.

Name of Beneficial Owner (1)	Shares Beneficially Owned (2) (3)		Percent of Class (3)
Directors and Executive Officers:
Brian Choi	1,292,606		8.49%
Ernest E. Dow	247,513		1.63%
Soo Hun Jung, M.D.	238,387		1.57%
Ock Hee Kim	610,884		4.01%
Myung Ja (Susan) Park	57,608		0.38%
Yong Sin Shin	483,949		3.18%
Hyung J. Kim	—		—%
Sunny Kwon	—		—%
Min J. Kim	635,051	(4)	4.15%
Christine Y. Oh	127,778		0.84%
Sang K. Oh	18,000		0.12%
Ihnsuk J. Bang	20,000		0.13%
All directors and executive officers as a group (15 individuals)	3,823,825	(5)	24.88%
Manulife Financial Corporation	887,695	(6)	5.83%
AllianceBernstein L.P.	846,677	(7)	5.56%

(1)Except as otherwise noted, the address for all persons is c/o OP Bancorp, 1000 Wilshire Boulevard, Suite 500, Los Angeles, California 90017.
(2)Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.
(3)Includes shares beneficially owned (including options exercisable and restricted stock units vesting within 60 days of April 28, 2023).
(4)Consists of 553,645 shares held by Ms. Kim individually, 60,000 shares that are subject to options that are currently exercisable or are exercisable within 60 days of April 28, 2023 and 21,406 shares that are subject to restricted stock units vesting within 60 days of April 28, 2023..
(5)Includes 80,000 shares that are subject to options that are currently exercisable or are exercisable within 60 days of April 28, 2023 and 61,933 shares that are subject to restricted stock units vesting within 60 days of April 28, 2023.
(6)Represents the number of common shares beneficially owned by Manulife Financial Corporation (“MFC”) and MFC’s indirect, wholly-owned subsidiaries, Manulife Investments (US) LLC (“MIM (US)”) and Manulife Investment Management Limited (“MIML”). The address of MFC and MIMIL is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5 and the address of MIM (US) is 197 Clarendon Street, Boston, Massachusetts 02116. The foregoing information has been obtained from the shareholder’s Schedule 13G filed with the SEC on February 14, 2023.
(7)Represents the number of common shares beneficially owned by AllianceBernstein L.P. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105. The foregoing information has been obtained from the shareholder’s Schedule 13G filed with the SEC on February 14, 2023.

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the Nasdaq Stock Market, to help ensure that such policies and practices are compliant and up to date.
Board of Directors
Board Independence
In 2022, six out of seven members of the Board of Directors were independent directors, as defined by the applicable rules and regulations of the Nasdaq Stock Market, as follows:
Brian Choi, Chairman of the Board
Ernest E. Dow
Soo Hun Jung, M.D.
Ock Hee Kim
Myung Ja (Susan) Park
Yong Sin Shin
Board and Committee Meeting Attendance
During the fiscal year ended December 31, 2022, our Board of Directors held a total of thirteen meetings. Each incumbent director who was a director during 2022 attended each such meeting and each meeting held by the standing committees of the Board on which such director served.
Director Attendance at Annual Meetings of Shareholders
The Board believes it is important for all directors to attend the Annual Meeting of Shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company’s policy is to encourage, but not require, attendance by each director at the Company’s Annual Meeting of Shareholders. All of the directors of the Company are encouraged to attend the Annual Meeting of Shareholders and at the 2022 Annual Meeting of Shareholders all of our directors were in attendance.
Communications with the Board
Shareholders may communicate with the Board of Directors, including a committee of the Board or individual directors, by writing to the Corporate Secretary, OP Bancorp, 1000 Wilshire Boulevard, Suite 500, Los Angeles, CA 90017 or delivered via e-mail to christine.oh@myopenbank.com. Each communication from a shareholder should include the following information in order to permit shareholder status to be confirmed and to provide an address to forward a response if deemed appropriate:
•if the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds;
•if the person submitting the communication is not a security holder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company;
•any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and
•the address, telephone number and e-mail address, if any, of the person submitting the communication.
Upon receipt, each communication shall be entered into an intake record maintained for this purpose, including the name of the person submitting the communication, the date and time of receipt of the communication, the information concerning the person submitting the communication required to accompany the communication and a brief statement of the subject matter of the communication. The record shall also indicate the action taken with respect to the communication. The Corporate Secretary or her personnel will review all communications to determine whether the communication satisfies the procedural requirements for submission and whether the substance of the communication is of a type that is appropriate for delivery to the Board of Directors under the criteria set forth in our procedures for communications with directors. Communications determined to be appropriate for delivery to directors, shall be assembled and delivered to the directors on a periodic basis. Our procedures regarding the handling of security holder communications were approved by a majority of our independent directors.
Nomination of Directors
The Company has a Nomination & Governance Committee. The duties of the Nomination & Governance Committee include the recommendation of candidates for election to the Company’s Board of Directors.
The Nomination & Governance Committee’s minimum qualifications for a director are persons of high ethical character who have both personal and professional integrity, which is consistent with the image and values of the Company. The Corporate Governance & Nominating Committee considers some or all of the following criteria in considering candidates to serve as directors:
•commitment to ethical conduct and personal and professional integrity as evidenced through the person’s business associations, service as a director or executive officer or other commitment to ethical conduct and personal and professional integrity as evidenced organizations and/or education;
•objective perspective and mature judgment developed through business experiences and/or educational endeavors;
•the candidate’s ability to work with other members of the Board and management to further the Company’s goals and increase shareholder value;
•the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;
•experience at policy making levels in various organizations and in areas that are relevant to the Company’s activities;
•the skills and experience of the potential nominee in relation to the capabilities already present on the Board;
•broad experience in business, finance or administration, and familiarity with national and international business matters;
•familiarity with the commercial banking industry;
•prominence and reputation, and ability to enhance the reputation of the Company;
•activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board;
•in considering diversity of the Board (in all aspects of the term) as a criteria for selecting nominees to the Board the committee shall take into account various factors and perspectives, including differences of viewpoint, high quality business and professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin; and
•consider the impact of a material change in qualifications of a director arising from the retirement or a change in the principal occupation, position or responsibility of a director as such a change relates to continued service on the Board.
The Nomination & Governance Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Nomination & Governance Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in the Company’s Bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Nomination & Governance Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with the Company’s Bylaws ensures that the Nomination & Governance Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.
Section 2.4 of the Company’s Bylaws provides that any shareholder must give advance written notice to the Company of an intention to nominate a director at a shareholder meeting. Notice of intention to make any nominations must be made in writing and delivered to the Chief Executive Officer or President at the principal executive offices of the Company no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date of notice of such meeting is sent to the shareholders, provided, however, that if only 10 days’ notice of the meeting is given to shareholders such notice of intention to nominate shall be received by the Chief Executive Officer or President of the Company not later than the time fixed in the notice of meeting for the opening of the meeting.
Such notification shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of voting stock of the Company owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of shares of voting stock of the Company owned by the notifying shareholder. Nominations not made in accordance with the Bylaws shall be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.
Diversity of the Board of Directors
In considering diversity of the Board (in all aspects of that term) as a criteria for selecting nominees in accordance with its charter, the Nomination & Governance Committee takes into account various factors and perspectives, including differences of viewpoint, high quality business and professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee seeks persons with leadership experience in a variety of contexts and industries. The Committee believes that this expansive conceptualization of diversity is the most effective means to implement Board diversity. The Nomination & Governance Committee will assess the effectiveness of this approach as part of its annual review of its charter.
Term of Office
Directors serve for a one-year term or until their successors are elected. The Board does not have term limits, instead preferring to rely upon the evaluation procedures described herein as the primary methods of ensuring that each director continues to act in a manner consistent with the best interests of the shareholders and the Company.
Board Committees
The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. These committees include: Audit Committee, the Human Resource & Compensation Committee, and the Nomination & Governance Committee. Each member of these committees is independent, as defined by the applicable rules and regulations of the Nasdaq Stock Market. The committee chair determines the agenda, the frequency and the length of the meetings and receives input from committee members.
Executive Sessions
Independent directors meet in executive sessions throughout the year including meeting annually to consider and act upon the recommendation of the Human Resource & Compensation Committee regarding the compensation and performance of the Chief Executive Officer.
Evaluation of Board Performance
A Board assessment is conducted annually in accordance with an established evaluation process and includes performance of committees. The Nomination & Governance Committee oversees this process and reviews the assessment with the full Board.
Management Performance and Compensation
The Human Resource and Compensation Committee reviews and approves the Chief Executive Officer’s evaluation of the top management team on an annual basis. The Board (largely through the Human Resource & Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect the Company’s objectives and performance.

Code of Business Conduct and Business Ethics Policy
Our Board of Directors has adopted a Code of Business Conduct and Business Ethics Policy that applies to all of our directors and employees. The code provides fundamental ethical principles to which these individuals are expected to adhere to and will operate as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. Our Code of Business Conduct and Business Ethics Policy is available on our website at www.myopenbank.com under the “Investor Relations” tab. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by Nasdaq Stock Market rules.
Reporting of Complaints/Concerns Regarding Accounting or Auditing Matters
The Company’s Board of Directors has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.
Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board. The Audit Committee Chairman will make a determination on the level of inquiry, investigation or disposal of the complaint. All complaints are discussed with the Company’s senior management and monitored by the Audit Committee for handling, investigation and final disposition. The Chairman of the Audit Committee will report the status and disposition of all complaints to the Board of Directors.
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
The Board of Directors
The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisors (legal counsel, outside auditors, and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.
Pursuant to OP Bancorp’s Articles of Incorporation and Bylaws, our Board of Directors is authorized to have not less than seven members nor more than 13 members, and is currently comprised of seven members. The exact number of directors may be fixed from time to time within the range set forth in our Bylaws by a Bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by resolution of our Board. Our Board of Directors has affirmatively determined that six of our seven current directors qualify as independent directors based upon the rules of the Nasdaq Stock Market and the SEC. There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director.
Biographical information for our directors, including their names, ages and year in which they began serving as a director of the Company (or the Bank prior to the Company’s formation in 2016) is found under “Proposal 1 – Election of Directors.” All of the directors of Open Bank became members of the OP Bancorp board of directors when we reorganized into our present bank holding company structure in 2016.

Board Leadership Structure
The Board of Directors is committed to maintaining an independent Board, and for many years a majority of the Board has been comprised of independent directors. Further, it is the practice of the Company to separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and the day-to-day leadership and performance. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, presides over meetings of the full Board (including executive sessions), and facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer. The Board further believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director who has not served as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman of the Board.
Compensation Committee Interlocks and Insider Participation
None of the members of our Human Resources & Compensation Committee will be or will have been one of our officers or employees. In addition, none of our executive officers serves or has served as a member of the compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Human Resources & Compensation Committee.
Risk Management and Oversight
The Board of Directors has ultimate authority and responsibility for overseeing our risk management. The Board of Directors monitors, reviews and reacts to material enterprise risks identified by management. The Board receives specific reports from executive management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Board committees have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Human Resources & Compensation Committee assesses and monitors risks in our compensation program. The Nomination & Governance Committee oversees the nomination and evaluation of the Board and is responsible for overseeing our corporate governance principles. The Bank’s Risk and Compliance Committee oversees the risk and compliance programs, adherence to management policies and procedures, compliance with regulatory requirements and information technology strategies and activities. The Bank’s Loan & Credit Policy Committee is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. The Bank’s Asset/Liability Management Committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital.
Committees of the Board
Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Human Resource & Compensation Committee, and the Nomination & Governance Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our articles and bylaws.
Audit Committee
The Company has a separately designated standing Audit Committee as required by the rules of the Nasdaq Stock Market. The Audit Committee charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. The Audit Committee charter is available on the Company’s website at www.myopenbank.com under the “Investor Relations” tab.
The responsibilities of the Audit Committee include the following:
•oversee the quality and integrity of regulatory and financial accounting, financial statements, financial reporting processes and systems of internal accounting and financial controls;

•oversee the annual independent audit of the Company’s financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance;
•oversee and retain internal audit and/or outsourced internal audit and review;
•oversee the performance of our internal/external audit function and independent registered public accounting firm;
•approve related-person transactions subject to Item 404 of Regulation S-K; and
•review and discuss the annual audited financial statements with management and the independent auditors prior to publishing the annual report and filing the Annual Report on Form 10-K with the SEC.
Each member of the Audit Committee meets the independence criteria as defined by applicable rules and regulations of the SEC for audit committee membership and is independent and is “financially sophisticated” as defined by the applicable rules and regulations of the Nasdaq Stock Market. The members of the Audit Committee are Brian Choi, Ernest E. Dow (committee chair), Soo Hun Jung, M.D., Ock Hee Kim, Myung Ja (Susan) Park, and Yong Sin Shin. The Audit Committee met twelve times in 2022.
In 2022, the Board of Directors determined that Ernest E. Dow had: (i) an understanding of generally accepted accounting principles and financial statements; (ii) an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) an experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.
Therefore, in 2022, the Board determined that Mr. Dow met the definition of “audit committee financial expert” under the applicable rules and regulations of the SEC and is “financially sophisticated” as defined by the applicable rules and regulations of the Nasdaq Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933, as amended (the “Securities Act”). The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.
Human Resources & Compensation Committee
The Company has a separately designated Human Resources & Compensation Committee (“HRCC”), which consists entirely of independent directors as defined by the applicable rules and regulations of the Nasdaq Stock Market. The Human Resources & Compensation Committee has adopted a charter, which is available on our website at www.myopenbank.com under the “Investor Relations” tab. The Human Resources & Compensation Committee has the following responsibilities:
•annually review the Company’s competitive position for each component of the overall human resource and compensation plan (especially base salary, annual incentives, long term incentives, and supplemental executive benefit programs);
•review trends in compensation in all industries;
•annually review with the Chief Executive Officer, the Company’s compensation strategy to assure that the Chief Executive Officer and the management team (senior vice president and above) and their compensation is in relation to their contributions to the Company’s growth, profitability, and meeting strategic goals;
•annually review and recommend for approval to the Board the overall performance and total compensation for the Chief Executive Officer, including agreed upon goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based upon this evaluation, taking into consideration the Company’s performance and relative shareholder return, and the value of similar incentive awards to Chief Executive Officers at comparable companies;

•annually review and recommend to the Board the annual director’s compensation and any additional compensation for services on committees of the Board, service as a committee or Board chairman, meeting fees or any other benefit payable by virtue of the director’s position as a member of the Board;
•evaluate and approve recommendations from the Chief Executive Officer regarding compensation and other employment related matters such as hiring, promotions, terminations or severance payments for all executive vice presidents, and post review of recommendations from the CEO regarding compensation and other employment related matters such as hiring, compensation, promotions, terminations or severance payments for all senior vice presidents;
•periodically review and recommend to the Board all matters pertaining to broad based benefit plans of the Company, equity plans, senior management or director bonus plans and pension plans and performance based plans;
•review, establish and modify, as it sees fit, all employment policies and procedures related to officers and directors;
•administer the annual executive incentive compensation plan in a manner consistent with the Company’s compensation strategy including the following incentive plan elements: eligibility and participation; annual allocation and actual award of equity incentive grants paid to the Chief Executive Officer and the members of the management team; corporate financial goals as they relate to total compensation; total funds reserved for payment under the plan; and annual review of the incentive equity and cash management incentive plan;
•recommend to the Board for approval of the submission to shareholders of all new equity-related incentive plans, and administer the Company’s long term incentive programs in a manner consistent with the terms of the plans including the following: eligibility; vesting terms and conditions; and total shares reserved for grants;
•annually review the Chief Executive Officer and management succession plan;
•in consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility;
•perform any other duties or responsibilities the Board may expressly delegate to the committee from time to time on matters relating to the Company’s compensation programs; and
•review and approve general employee welfare benefit plans and other plans on an as needed basis.
The members of the Human Resources & Compensation Committee are Brian Choi, Ernest E. Dow, Soo Hun Jung, M.D. (committee chair), Ock Hee Kim, Myung Ja (Susan) Park, and Yong Sin Shin. The Committee met eight times in 2022.
Nomination & Governance Committee
The Company has a separately designated the Nomination & Governance Committee, which consists of entirely independent directors as defined by the applicable rules and regulations of the Nasdaq Stock Market. The Nomination & Governance Committee has adopted a charter, which is available on the Company’s website at www.myopenbank.com under the “Investor Relations” tab.
The purposes of the Nomination & Governance Committee include the following responsibilities:
•identify individuals qualified to become Board members;
•recommend to the Board director nominees for election at each annual meeting of shareholders or to fill vacancies on the Board;
•formulate and recommend for adoption by the full Board a policy for consideration of nominees for election to the Board who are recommended by shareholders of the Company;
•consider candidates recommended by the shareholders of the Company in accordance with the Board’s policy for such consideration;

•consider the certain qualifications and factors when evaluating and selecting potential new directors in accordance with the Corporate Governance Guidelines, see “Corporate Governance and Board Matters – Nomination of Directors”;
•in considering diversity of the Board (in all aspects of the term) as a criteria for selecting nominees to the Board the committee shall take into account various factors and perspectives, including differences of viewpoint, high quality business and professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin; and
•consider the impact of a material change in qualifications of a director arising from the retirement or a change in the principal occupation, position or responsibility of a director as such a change relates to continued service on the Board;
•evaluate Board performance and annually review the appropriate skills and characteristics required of Board members in the context of the current make-up or the Board, including such factors as business and professional experience, diversity and personal skills in finance, real estate capital markets, government regulation, financial reporting and other areas that are expected to contribute to an effective Board;
•review the effectiveness, structure and operation of committees of the Board and the qualifications of members of the Board committees, and recommend to the Board the directors to serve or be removed as members of each committee and to recommend additional committee members to fill any vacancies;
•develop for Board approval a set of corporate governance guidelines applicable to the Company and its subsidiary, periodically review and assess these and their application, and recommend to the Board any changes that the Committee deems appropriate; and
•develop for Board approval the Code of Business Conduct and Business Ethics Policy and periodically review and assess the codes and their application, and recommend to the Board any changes that the committee deems appropriate.
The members of the Nomination & Governance Committee are Brian Choi (committee chair), Ernest E. Dow, Soo Hun Jung, M.D, Ock Hee Kim and Yong Sin Shin. The Committee met four times during 2022.
Executive Officers of the Company
The following table sets forth certain information regarding our executive officers, including their names, ages and positions:

Name	Age	Position
Min J. Kim	63	President and Chief Executive Officer of the Company and the Bank
Christine Y. Oh	56	Executive Vice President and Chief Financial Officer of the Company and the Bank
Sang K. Oh	51	Executive Vice President and Chief Credit Officer of the Company and the Bank
Ki Won Yoon	62	Executive Vice President and Chief Lending Officer of the Bank
Ihnsuk J. Bang	57	Executive Vice President and Chief Banking Officer of the Bank
Ryan Shin	50	Executive Vice President and Chief SBA Officer of the Bank
Jae H. Park	44	Executive Vice President and Chief Risk Officer of the Bank
The business experience of each of our executive officers, other than Ms. Kim, is set forth below. Biographical information for Ms. Kim is included under “Proposal 1 – Election of Directors.” No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.
Christine Y. Oh. Ms. Oh was appointed Executive Vice President and Chief Financial Officer of the Bank in July 2010 and of the Company in March 2016. Ms. Oh has over 31 years of banking experience. Prior to joining the Bank, from January 2010 to July 2010 she served as Interim Chief Financial Officer and Controller of Nara Bank and Nara Bancorp (now Bank of Hope and Hope Bancorp Inc, respectively), headquartered in Los Angeles, California. Prior to assuming those former positions, Ms. Oh served as Senior Vice President and Controller of Nara Bancorp and Nara Bank. Ms. Oh served as Interim Chief Financial Officer of Nara Bancorp and Nara Bank from March 2005 to July 2005. She joined Nara Bank in 1993. Prior to joining Nara Bank, Ms. Oh was a credit analyst at Center Bank where she started her banking career in 1991. She has been serving as a director at Korean-American Family Services, a non-profit organization since 2014. Ms. Oh has a Bachelor of Science in Accounting from California State University, Northridge.
Sang K. Oh. Mr. Oh has served as Executive Vice President and Chief Credit Officer of the Company and the Bank since October 2020. Mr. Oh has over 25 years of banking experience, all with Bank of Hope, Los Angeles, California. Prior to joining the Bank, he served as Senior Vice President and Senior Credit Administrator at Bank of Hope since 2007, and served in a various senior lending positions with Bank of Hope since 1997. Mr. Oh has a Bachelor of Arts in Business Economics with a Minor in Accounting from the University of California, Los Angeles, and is a graduate of Pacific Coast Banking School.
Ki Won Yoon. Ms. Yoon has served as Executive Vice President and Chief Lending Officer since October 2013. Ms. Yoon has over 34 years of relevant lending experience, with strong ties in the Korean-American business community. Prior to joining Open Bank, Ms. Yoon was District Manager at BBCN Bank (now Bank of Hope and Hope Bancorp Inc), which she joined in 1999, and where she managed a loan portfolio of over $450 million. Ms. Yoon has a Bachelor of Arts in Food & Nutrition from Sook Myung Women’s University and is a graduate of Pacific Coast Banking School.
Ihnsuk J. Bang. Mr. Bang has served as Executive Vice President and Chief Banking Officer of the Bank since October 2020. Mr. Bang has over 23 years of lending experience. Prior to joining the Bank, he served as President at Hana Small Business Lending, Inc., a nationally ranked, non-bank SBA lender, since 2011, and served in various senior lending positions with Hanmi Bank, Wells Fargo Bank, and Bank of Hope from 1991 through 2003. Mr. Bang has a Bachelor of Arts in Business Economics with Minor in Mathematics from the University of California, Santa Cruz, and a Master’s in Business Administration in Finance from the Marshall School of Business at the University of Southern California.
Ryan Shin. Mr. Shin has served as Executive Vice President and Chief SBA Officer of the Bank since February 2022. Mr. Shin has over 24 years of banking experience including 12 years as Senior Vice President & SBA Manager of Open Bank during which he led the Bank’s SBA lending by establishing the department structure and expanding the loan production. Prior to joining the Bank, he served as Senior Vice President & SBA Manager of US Metro Bank, Mirae Bank and Pacific Union Bank. Mr. Shin has a Bachelor of Science in Business Administration with Accounting concentration from California State University, Fullerton.

Jae H. Park. Mr. Park joined the Bank as Executive Vice President and Chief Risk Officer in June 2022, bringing with him two decades of banking experience and specialized expertise in regulatory compliance, anti-money laundering/bank secrecy act, Community Reinvestment Act, and risk management. Prior to his current role, Mr. Park served as Executive Vice President and Chief Risk Officer at Sunwest Bank and EVP/Chief Compliance Officer at First Choice Bank. He holds a Bachelor of Arts degree in Mathematics from the University of Washington, has completed the Executive Leadership Training from University of Washington Foster School of Business Executive Education, and is a graduate of Pacific Coast Banking School. Mr. Park's professional credentials include Certified Regulatory Compliance Manager (CRCM), Certified Advanced AML Audit Specialist (CAMS-Audit), Certified AML and Fraud Professional (CAFP), and Certified Information Privacy Professional (CIPP/US).
Policies and Procedures Regarding Related Party Transactions
Our Board of Directors has adopted a written Statement of Policy with Respect to Related Party Transactions. Under this policy, any “related party transaction” may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. For purposes of this policy, a “related person” means: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.
A “related party transaction” is a transaction in which the Company or its subsidiary is a participant and in which a related person had or will have a direct or indirect interest, other than transactions involving: (i) less than $5,000 when aggregated with all similar transactions; (ii) customary bank deposits and accounts (including certificates of deposit); and (iii) loans and commitments to lend included in such transactions that are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectability or present other unfavorable features to the Company.
A related party who has a position or relationship with a firm, corporation, or other entity that engaged in a transaction with the Company shall not be deemed to have an indirect material interest within the meaning of this policy where the interest in the transaction arises only: (i) from such related party’s position as a director of another corporation or organization that is party to the transaction; (ii) from the direct or indirect ownership by the related party of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction; or (iii) from the related party’s position as a limited partner in a partnership in which the related party has an interest of less than 10%, and the related party is not a general partner of and does not hold another position in the partnership.
The Board of Directors has determined that the Audit Committee is best suited to review and approve related party transactions. The Committee considers all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith. The Audit Committee will convey its decision to the Board of Directors. The Chief Executive Officer will convey the decision to the appropriate persons within the Company
Ordinary Banking Relationships
Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the bank regulatory requirements
As of December 31, 2022, our officers and directors as well as their immediate families and affiliated companies, taken as a group, were not indebted directly or indirectly to us, while deposits from this group totaled $810 thousand as of such date. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.
Open Stewardship Foundation
In 2011, the Open Stewardship Foundation, a non-profit organization, was created to actively support civic organizations, schools and other eligible charitable non-profit organizations that provide public benefit services in the communities we serve. We have committed to fund the Foundation in an amount equal to 10% of our consolidated annual income after taxes each year. We also permit the Foundation to use our premises for activities on behalf of non-profit organizations. This commitment is included in our annual operating budget each year and the Board of Directors and management believe that such activities have benefited us through stronger and expanded business relationships within the Korean-American community. Since inception, we have donated over $13.4 million to the Foundation, aiding over 211 local non-profits. The Foundation’s Board of Directors is comprised of five of our directors, Brian Choi, Ernest E. Dow, Min J. Kim, Ock Hee Kim, and Myung Ja (Susan) Park. Our Chief Financial Officer serves as the president of the Foundation. Our directors and officers receive no additional compensation for their service at the Foundation. The Board of Directors of the Foundation maintains a selection committee that is responsible for reviewing and recommending grant applications from local nonprofits. The selection committee has four members annually selected by the Foundation Board of Directors. We do not control the Foundation’s activities, and accordingly, we do not consolidate the financial statements of the Foundation.

Other Related Party Transactions
Other than the compensation arrangements with directors and executive officers described in “Executive Compensation” and the ordinary banking relationships described above, none of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest, in any transactions to which we have been a party.

Insider Trading and Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics Policy is intended to promote compliance with all applicable laws and regulations and to require of the Company’s officers and directors the appropriate standards of good judgment and high ethical standards that our shareholders and customers have a right to expect. This policy governs insider trading, whistleblowing and the protection of whistleblowers, related party transactions, conflicts of interest, and a variety of other requirements applicable to our officers and directors. A copy of the Company’s Code of Business Conduct and Ethics is available under the Corporate Governance tab on the Company’s investor relations website, https://opbancorp.q4ir.com/governance/corporate-governance/default.aspx.
EXECUTIVE COMPENSATION
Our named executive officers for 2022, which consist of our principal executive officers, principal financial officer and the Company’s two other most highly compensated executive officers, are:
•Min J. Kim, President and Chief Executive Officer;
•Christine Y. Oh, Executive Vice President and Chief Financial Officer;
•Sang K. Oh, Executive Vice President and Chief Credit Officer, and
•Ihnsuk J. Bang, Executive Vice President and Chief Banking Officer
Summary Compensation Table
The following table sets forth information regarding the compensation paid, awarded to, or earned for our fiscal years ended December 31, 2022 and 2021 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards (1)	Non Equity Incentive Plan Compensation (2)	Other Compensation ($) (3)	Total Compensation ($)
Min J. Kim	2022	$509,984	$—	$560,000	$20,700	$1,090,684
President and Chief Executive Officer	2021	525,486	635,768	550,000	19,800	1,731,054

Christine Y. Oh	2022	294,340	129,000	140,000	20,060	583,400
Executive Vice President and Chief Financial Officer	2021	303,288	—	140,000	19,863	463,151

Sang K. Oh	2022	250,673	—	114,000	17,362	382,035
Executive Vice President and Chief Credit Officer	2021	260,417	445,500	112,000	16,775	834,692

Ihnsuk J. Bang	2022	240,646	—	102,000	16,839	359,485
Executive Vice President and Chief Banking Officer	2021	250,000	445,500	105,000	16,200	816,700

(1)On February 24, 2022, the Company granted 10,000 shares of stock awards to Ms. Oh. The grant date fair value was based on the number of shares granted and the closing price of the Company's stock on the grant date, which was $12.90.
(2)Cash bonuses awarded under the Company's Management Incentive Plan, described below. Amounts for 2022 were determined and paid in March 2023.

(3)Other Compensation for the named executive officers for our fiscal year ended December 31, 2022 includes the following:

Name	Perquisites (i)	Company 401(k) Match (ii)	Total “Other Compensation”
Min J. Kim	$2,400	$18,300	$20,700
Christine Y. Oh	2,400	17,660	20,060
Sang K. Oh	2,400	14,962	17,362
Ihnsuk J. Bang	2,400	14,439	16,839

(i)Amounts reflect cell phone allowance.
(ii)Amounts reflect Company matching contribution under the 401(k) Plan.
General
We compensate our named executive officers through a combination of base salary, annual bonuses, equity awards, and other benefits including perquisites. Our Human Resources & Compensation Committee, sometimes referred to as the HRCC, believes the executive compensation packages that we provide to our executives, including the named executive officers, should include both cash and equity compensation that reward performance as measured against established corporate goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.
2022 Risk Assessment
Each year, the Company performs a risk analysis of each of its compensation programs. If warranted, the HRCC will recommend changes to address concerns or considerations raised in the risk review process. Changes may be recommended for the program design or its oversight and administration in order to mitigate unreasonable risk, if any is determined to exist. The HRCC has concluded that the Company’s compensation arrangements do not encourage any employees to take unnecessary or excessive risks. We do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on, or pose unnecessary or inappropriate risks to, the Company.
Chief Executive Officer Agreement
On November 1, 2017, we entered into an employment agreement with Ms. Kim, our President and Chief Executive Officer. The agreement provides for an initial three-year term and thereafter renews annually for a one-year term unless terminated by either party upon 45 days written notice prior to the end of the then-current term. An addendum to this agreement was executed on June 24, 2021, which extended the initial term to December 31, 2024. Under the terms of the agreement, Ms. Kim was initially entitled to an annual base salary of $410,000 subject to annual minimum increases of 3%, the actual amount as determined by the Board of Directors’ annual review of executive salaries. Her salary was last increased to $523,872 in April 2022. In addition to her salary, she is eligible to participate in the annual Management Incentive Plan, and will be entitled to equity award grants in accordance with the Company’s equity incentive plans and as approved by the Board of Directors. The Company provides Ms. Kim, at the same level of cost to other employees, group life, health, accident and disability insurance coverage for herself and her dependents. She is entitled to six weeks paid vacation annually. She received an automobile allowance in the amount of $1,200 per month in 2018 and for the first quarter of 2019. Effective April 2019, the monthly automobile allowance in the amount of $1,200 was rolled into Ms. Kim’s base salary. If Ms. Kim’s employment is terminated without Cause she will be entitled to 175% of her base salary paid over a period of 12 months and the Company will pay her COBRA health insurance premiums for 12 months. If Ms. Kim’s employment is terminated by the Company without Cause or if she resigns for Good Reason (as each such concept is defined in Mr. Kim’s employment agreement) within six months before or two years after a Change in Control, she will be paid 225% of her base salary over 12 months and the Company will pay her COBRA health insurance premiums for 24 months. The agreement provides that if any payments to Ms. Kim are limited by Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”), our obligations will be limited to such amounts that results in the greatest amount of the payment that is deductible for federal minimum tax purposes after taking into account all other compensation payments to or for the benefit of Ms. Kim that are included in determining the deductibility of such payments under Section 280G. The agreement contains a non-solicitation provision, whereby Ms. Kim may not solicit the Company’s employees for two years after the termination of her employment.

Management Incentive Plan
The Company offers eligible executives an opportunity to earn cash bonuses in addition to their annual base salaries. Each year the management incentive plan (“Management Incentive Plan”) is reviewed and approved by the HRCC. The Management Incentive Plan for 2022 and 2021 provides an opportunity for the executive officers and key employees to earn a bonus up to their designated percentage cap based on their base salary. The limits for the Management Incentive Plan for 2022 and 2021 were up to 110% of the annual base salary for the President and Chief Executive Officer and up to 45% of their annual base salary for the other executive officers.

Specific bonuses payouts are recommended by the President and Chief Executive Officer to the HRCC. The HRCC reviews the recommendations and based on its evaluation, recommends the final bonus amounts paid. In addition, the Board has the discretion to approve any additional cash bonuses or adjustments to the accrual and/or distribution under the Management Incentive Plan as they deem appropriate and in line with the profits and the growth of the Company. However, no eligible executive would receive a bonus if he or she achieved less than 70% of performance goals set forth in the Management Incentive Plan for 2022 and 2021, and/or the return on assets (“ROA”) for the Plan Year is less than 1%. The availability of bonuses and the amounts earned is based on various metrics approved by the HRCC. These metrics may change from year to year.

For 2022, the President and Chief Executive Officer and the other executive officers were each assigned Bank Goals and Individual Goals with different weight allocations. The Bank Goals consisted of achieving three financial targets: ROA of 1.70%, return on equity (“ROE”) of 18.00% and an efficiency ratio of 46.00%. The Individual Goals were customized to each individual’s respective responsibilities. For the President and Chief Executive Officer and the other executive officers the weight allocation was 70% in Bank Goals and 30% in Individual Goals. In 2022, our ROA was 1.73%, ROE was 19.47%, and the efficiency ratio was 47.40%. Based on the Bank and Individual performance, the HRCC determined that Ms. Kim should receive a bonus amount of $560,000, equal to 107% of her annual base salary for 2022, Ms. Oh should receive $140,000, equal to 46% of her annual base salary for 2022, Mr. Oh should receive $114,000, equal to 44% of his annual base salary for 2022, and Mr. Bang should receive $102,000, equal to 41% of his annual base salary for 2022.

For 2021, the President and Chief Executive Officer and the other executive officers were each assigned Bank Goals and Individual Goals with different weight allocations. The Bank Goals consisted of achieving three financial targets: ROA of 1.25%, return on equity (“ROE”) of 13.50% and an efficiency ratio of 51.00%. The Individual Goals were customized to each individual’s respective responsibilities. For the President and Chief Executive Officer and the other executive officers the weight allocation was 70% in Bank Goals and 30% in Individual Goals. In 2021, our ROA was 1.83%, ROE was 18.90%, and the efficiency ratio was 46.55%. Based on the Bank and Individual performance, the HRCC determined that Ms. Kim should receive a bonus amount of $550,000, equal to 110% of her annual base salary for 2021, Ms. Oh should receive $112,000, equal to 45% of her annual base salary for 2021, Mr. Oh should receive $112,000, equal to 45% of his annual base salary for 2021, and Mr. Bang should receive $105,000, equal to 44% of his annual base salary for 2021.
Benefits and Other Perquisites
The named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with various retirement benefits. Our retirement plans are designed to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our retirement plans is to attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.
Open Bank Employee’s 401(k) Plan. The Open Bank Employee’s 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees of the Company and its subsidiary. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2022, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer 1% to 100% of their compensation to the 401(k) Plan up to the applicable IRS limit. We currently match employee contributions on the first 6% of employee compensation ($1 for each $1). The Company match is contributed in the form of cash and is invested according to the employee’s current investment allocation. No discretionary profit sharing contribution was made to the 401(k) Plan for 2022 or 2021.
Company Owned Life Insurance or COLI Policies. In 2014, the Company purchased single premium COLI Policies for certain executives and senior officers of the Company and to use the income from the COLI Policies to offset benefit expenses. Further, the Company benefits from any future death benefits paid out under these COLI Policies. The Company entered into arrangements with certain executive and senior officers to pay their beneficiaries a death benefit. The amount of the arrangement for executive officers was equal to 20% of the net amount of insurance, and for senior officers between 10% and 15% of the net amount of insurance. If the officer or director retires or is terminated, the arrangement terminates.

Health and Welfare Benefits. Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the named executive officers with any health and welfare benefits that are not generally available to our other employees.

Perquisites. We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The HRCC periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on this periodic review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2022 included a cell phone allowance.
Executive Change in Control Plan
In connection with our initial public offering, our Board of Directors adopted an Executive Change in Control Plan, or Severance Plan. Participants in the Severance Plan are selected by the HRCC and the Board of Directors. Our Chief Executive Officer is not eligible to participate in the Severance Plan. If a participant in the Severance Plan is terminated without cause or resigns for a “good reason” within a determined period of time before or following a “change in control”, the participant will be paid an individually determined severance amount and benefits. Upon termination of the participant’s employment in a manner that results in severance to the participant under the Severance Plan, the participant agrees not to solicit employees and not solicit customers to terminate their relationships with the Company for a period of one year.

Ms. Christine Oh is a participant in the Severance Plan. If she is terminated without cause within six months before or 12 months after a change in control (the “change in control period”) or she resigns for good reason during the change in control period, she would be entitled to 150% her base salary and the Company will pay her COBRA health insurance premiums for 12 months.

Pay Versus Performance

The following table provides information about the relationship between compensation actually paid to our Principal Executive Officer (“PEO”), Min J. Kim and other non-PEO Named Executive Officers (“NEOs”)(1) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

	2022	2021
Summary Compensation Table (“SCT”) Total for PEO	$1,090,684	$1,731,054
Compensation Actually Paid to PEO	978,301	2,028,520
Average SCT Total for Non-PEO NEOs	441,640	704,848
Average Compensation Actually Paid to Non-PEO NEOs	378,073	807,514
Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)	158	174
Net Income ($ in thousands)	33,310	28,840
Return on Assets (“ROA”)	1.74%	1.83%
Return on Equity (“ROE”)	19.57%	18.90%
Efficiency Ratio	47.42%	46.55%

(1)    Non-PEO NEOs include Christine Y. Oh, Sang K. Oh and Ihnsuk J. Bang.

The following table presents amounts that were deducted from or added to SCT Total Compensation to calculate Compensation Actually Paid to our PEO and average Compensation Actually Paid (“CAP”) to our non-PEO NEOs. The fair value of stock option awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

	2022	2021
SCT Total for PEO	$1,090,684	$1,731,054
Equity Awards Reported in SCT	—	(635,768)
Year End Fair Value of Unvested Equity Awards Granted in the Year	—	819,434
Year over Year Change in Fair Value of Unvested Equity Awards Granted in Prior Years	(68,501)	—
Year to Vesting Date Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(43,882)	113,800
CAP to PEO	$978,301	$2,028,520

Average SCT Total for Non-PEO NEOs	$441,640	$704,848
Average Equity Awards Reported in SCT	(43,000)	(297,000)
Average Year End Fair Value of Unvested Equity Awards Granted in the Year	37,200	382,800
Average Year over Year Change in Fair Value of Unvested Equity Awards Granted in Prior Years	(38,400)	16,866
Average Year to Vesting Date Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(19,367)	—
Average CAP to Non-PEO NEO	$378,073	$807,514

Discussions on Pay Versus Performance
Equity awards reported in SCT are based on the grant date fair values of equity awards granted during the year whereas equity awards reflected in CAP are based on the year-end fair values of unvested equity awards at year end and the vest date fair values of equity awards vested during the year. The decrease in the Company’s stock price in 2022 resulted in a lower CAP compared to SCT for 2022, and the increase in the Company’s stock price in 2021 resulted in a higher CAP compared to SCT for 2021.
CAP was generally in line with the Company’s TSR over the periods presented in the table as a lower TSR in 2022 decreased CAP for 2022, and a higher TSR increased CAP in 2021. The decreases of CAP in 2022 compared to 2021 were primarily due an aggregate of 154,219 shares of equity awards granted in 2021 with vesting periods between three and five years. Non-equity incentive compensation for PEO and average Non-PEO NEOs were also generally in line with the Company’s financial performance metrics presented in the table.
Equity Based Plans
2021 Equity Incentive Plan
On June 24, 2021, the shareholders of Open Bank approved the 2021 Equity Incentive Plan (the “2021 Plan”). The purpose of the 2021 Plan is to advance the interest of the Company and its shareholders by providing an incentive to attract, retain and reward key employees, officers, and non-employee directors of the Company and the Bank.
The 2021 Plan authorized up to 1,500,000 shares of the Company's common stock for issuance of equity awards including stock options and restricted stock units. Option exercise prices are the fair market value of the underlying stock as of the grant date. Restricted stock units are valued at the fair market value on the date of grant. As of December 31, 2022, 317,366 restricted stock units at an average issue price of $11.60 were outstanding. There were no stock options granted under the 2022 Plan. As of December 31, 2022, 1,130,583 shares were available for future grants in either stock options or restricted stock awards under the 2021 Plan.
2010 Equity Incentive Plan
On August 19, 2010, the shareholders of Open Bank approved the 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan was amended by the Board and shareholders of Open Bank in 2013 to increase the number of authorized shares for issuance from 1,350,000 shares to 2,500,000 shares of common stock. In June 2016, OP Bancorp assumed the 2010 Plan in connection with the formation of the bank holding company.

The shares of common stock are authorized and reserved for issuance for equity awards including stock options and restricted stock units. Option exercise prices are the fair market value of the underlying stock as of the grant date. Restricted stock units are valued at the fair market value on the date of grant. As of December 31, 2022, we had options outstanding to purchase a total of 150,000 shares of our common stock under the 2010 Plan, at an average exercise price of $8.00 per share, and 14,500 restricted stock units at an average issue price of $8.66 were outstanding. The 2010 Plan expired in August 2020 and no future grants can be made under the 2010 Plan.
2005 Director and Employee Stock Option Plan
On February 10, 2005, the Board of Directors of Open Bank adopted and on December 21, 2005 shareholders of Open Bank approved the Director and Employee Stock Option Plan (the “2005 Plan”). In June 2016, OP Bancorp assumed the 2005 Plan in connection with the formation of the bank holding company. The 2005 Plan provided for the issuance of up to 770,000 shares of common stock. Option exercise prices were the fair market value of the underlying stock as of the grant date. Options granted to employees vest at the rate of 20% per year. The 2005 Plan expired in February of 2015 and no future grants can be made under the 2005 Plan.
As of December 31, 2022, the Company had options outstanding to purchase a total of 30,000 shares of common stock under the 2005 Plan, at an average exercise price of $6.18 per share.
Outstanding Equity Awards

The following table provides information for each of our named executive officers regarding outstanding stock awards held by the officers as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Min J. Kim	150,000	—	$8.00	4/1/2024	42,813	$477,793
Christine Y. Oh	—	—	—	—	10,000	111,600
Sang K. Oh	—	—	—	—	36,000	401,760
Ihnsuk J. Bang	—	—	—	—	36,000	401,760

(1)This column represents the unvested restricted stock units granted. With regard to 42,813 restricted stock units for Ms. Kim, 64,219 restricted stock units vest 1/3rd per year from the date of grant of June 24, 2021, subject to continuing service. With regard to 10,000 restricted stock units for Ms. Oh, 10,000 restricted stock units vest at the end of three years from the date of grant of February 24, 2022, subject to continuing service. With regard to 36,000 restricted stock units for Mr. Oh and 36,000 restricted stock units for Mr. Bang, 45,000 restricted stock units vest 1/5th per year from the date of grant of June 24, 2021, subject to continuing service.
(2)    The market value of the shares of restricted stock units that have not vested is calculated by multiplying the number of shares of stock underlying the restricted stock units that have not vested by the closing price of our common stock at December 31, 2022.

Director Compensation

The following table sets forth compensation paid or awarded to, or earned by, each of our directors (except for Min J. Kim, whose compensation is disclosed under “—Summary Compensation Table”) during 2022. Officers do not earn additional compensation for director service.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Total
Brian Choi	$84,000	$42,004	$126,004
Ernest E. Dow	60,000	30,007	90,007
Jason Hwang (3)	15,000	30,007	45,007
Soo Hun Jung, M.D.	60,000	30,007	90,007
Ock Hee Kim	60,000	30,007	90,007
Myung Ja (Susan) Park	60,000	30,007	90,007
Yong Sin Shin	60,000	30,007	90,007

(1)Excludes reimbursement for traveling and other expenses and stock-based expenses relating to equity awards granted in prior years under our equity plans.
(2)On June 23, 2022, the Company granted an aggregate 18,681 shares of stock awards to directors (excluding Ms. Kim). The grant date fair value was based on the number of shares granted and the closing price of the Company's stock on the grant date, which was $10.28.
(3)    Mr. Hwang passed away on April 25, 2022, and the Board reduced the number of directors from 8 to 7 at its meeting on May 10, 2022.
(4)    The following table presents the number of shares underlying unvested stock awards held by each of our directors as of December 31, 2022.

Name	Number of Shares Underlying Unvested Stock Awards
Brian Choi	4,086
Ernest E. Dow	2,919
Jason Hwang (3)	2,919
Soo Hun Jung, M.D.	2,919
Ock Hee Kim	2,919
Myung Ja (Susan) Park	2,919
Yong Sin Shin	2,919

The Company paid fees to the non-officer directors for attendance at Board of Directors and Board of Directors’ committee meetings or for performing other services in connection with operation of the Company. The Chairman of the Board received $7,000 per month and all other directors received $5,000 per month. Directors receive reimbursement for their out-of-pocket expenses incurred in connection with their duties as directors, including their attendance at director meetings.

PROPOSAL 1—ELECTION OF DIRECTORS
The Bylaws of the Company provide that the number of directors shall not be less than seven nor more than thirteen. The number of directors is currently fixed at seven. All of our directors serve one year terms that expire at the next following annual meeting. The Bylaws of the Company provide the procedure for nominations and election of the Board of Directors. For information on these procedures see “Corporate Governance and Board Matters—Nomination of Directors.” Nominations not made in accordance with the procedures may be disregarded by the Chairman of the Annual Meeting and upon his instructions, the inspector of election will disregard all votes cast for such nominees.
The Board of Directors, upon the recommendation of the Nomination & Governance Committee, has recommended the nomination of seven of the current members of the Board of Directors for one year terms that will expire at the Annual Meeting to be held in 2023. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted at the Annual Meeting for substitute nominees designated by the Board. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.
The following provides information with respect to each individual nominated and recommended to be elected to the Board of Directors. Each individual below is also a director on the Board of Directors of Open Bank.
Brian Choi. Mr. Choi, age 73, a director of the Bank since 2008, has served as the Chairman of the Board of the Bank since 2010, and OP Bancorp since 2016. Mr. Choi has served as Chairman and Chief Executive Officer of Universal Financing Corporation since 1991, and as Chairman and Chief Executive Officer of Ehese Investments, LLC since 2001. Mr. Choi has previous experience as a bank director with Alaska First Bank & Trust (formerly First Interstate Bank of Alaska) where he served on the Board from 1999 through 2008. He was the president of the Korean Community of Anchorage, Alaska from 2003 to 2004. He was the President of the Korean Christian Businessmen’s Committee of North America from 2006 to 2008. He also served as the President of the Federation of Korean American Association of Northwest States of United States of America, which included Oregon, Washington, Idaho, Montana, and Alaska from 2010 to 2012. Mr. Choi is a graduate of Korea University where he received a Bachelor of Science in Political Science and Foreign Relations. Mr. Choi contributes to the Board over 21 years of leadership and substantial experience in the community banking industry. He brings a wide-ranging understanding of the bank management, finance and operations. His leadership ability, judgment and prior business executive experience led the Board to elect him as Chairman of the Board.
Ernest E. Dow. Mr. Dow, age 73, has served as a member of the Board since the founding of the Bank in 2005. He is a retired Certified Public Accountant and has been a Principal of Dow & Sohn CPAs for 15 years. He has maintained his accounting practice for over 38 years providing accounting, auditing, tax and business consulting services for international and local companies operating in Southern California. Mr. Dow served as a director for Pacific Union Bank from May 2003 until the bank’s acquisition by Hanmi Bank in April 2004. Mr. Dow is a member of the California Society of Certified Public Accountants. Mr. Dow obtained his Bachelor of Science from California State University, Northridge, in 1976. Mr. Dow’s significant accounting experience provides among other things in-depth knowledge of generally accepted accounting principles and auditing standards to the Board. Mr. Dow was a member of Choi Dow Ivan Hong & Lee Accountancy Corporation (“CDIH&L”) from August 1992 to December 2007. He is particularly suited to serve as Chair of the audit committee.
Soo Hun Jung, M.D. Dr. Jung, age 73, has served as a Board member since the founding of the Bank in 2005. He is a medical doctor who has been in private medical practice since 1982. Dr. Jung obtained his medical degree from Pusan National University College of Medicine, Pusan, South Korea, in 1975. He subsequently completed his general surgery internship at Mount Sinai Hospital, New York, in 1979 and his internal medicine residency at Hospital of the Good Samaritan (affiliated with U.S.C. Medical School) Los Angeles, in 1982. Dr. Jung is affiliated with various hospitals and medical associations. He is a Member of the Board of Good Samaritan Medical Practice Association; Good Samaritan Hospital, and Korean-American Medical Group. In addition, he is a member of American Medical Association, American College of Physicians, and Korean Medical Association. He serves as Clinical Assistant Professor of Medicine for U.S.C. School of Medicine. As a long-term member of the Board, Mr. Jung has a broad-based understanding of the Company and the Bank and is deeply committed to the community through his medical practice and affiliations with medical organizations and associations.
Min J. Kim. Ms. Kim, age 63, has served as the President and Chief Executive Officer and a member of the Board of the Company and the Bank since April 2010. She has over 39 years of banking experience in the Korean banking community. Prior to joining the Bank, she served as Chief Executive Officer and President of Nara Bancorp and Nara Bank

(now Bank of Hope and Hope Bancorp Inc) for three and half years assuming those positions in 2006. From 1996 to March 2006, Ms. Kim served in various executive positions with Nara Bancorp and Nara Bank, including Executive Vice President and Chief Operating Officer, Executive Vice President and Chief Credit Officer, and Senior Vice President and Chief Credit Administrator. Prior to joining Nara Bancorp and Nara Bank in 1995, Ms. Kim served in numerous positions with Hanmi Bank, including Vice President and Manager of the Western Street Branch of Hanmi Bank in Los Angeles from 1985 to 1995. Ms. Kim has a Bachelor of Sciences degree in Finance from the University of Southern California. Ms. Kim contributes to the Board her breadth of knowledge of the Company’s bank business, markets, community and culture. She provides the Board with an overall perspective of all facets of the Company’s business, financial condition and strategic direction.

Yong Sin Shin. Ms. Shin, age 63, has served as a Board member since the founding of the Bank in 2005. She is the President and Secretary of CJS Groups Inc (DBA Bicici & Coty Fashion), an apparel manufacturer and wholesaler in Los Angeles, California which she founded in 1994. Ms. Shin was a fashion designer and co-manager of Coty Fashion in Sao Paulo, Brazil, from 1985 to 1994. Ms. Shin obtained her Bachelor of Science in Dietary Nutrition from University of Sao Paulo, Sao Paulo, Brazil, in 1982. Ms. Shin co-founded her own manufacturing and wholesale business in Los Angeles, California and contributes to the Board her substantial business acumen developed though years of proven entrepreneurial success. Also as an active member of the Korean American Chamber of Commerce in Los Angeles she brings to the Board various business and cultural insights from the local community.

Hyung J. Kim. Mr. Kim, age 60, is a founder and CEO of KLK Capital Management LLC, California-based investment firm. Prior to establishing his own investment firm, he served as Vice President at Merrill Lynch, with more than 20 years of experience in the finance industry. In addition to receiving his Bachelor of Arts in Chemistry from Binghamton University, he holds his Certified Financial Planner professional designation and the Financial Industry Regulatory Authority (FINRA) Series 3, 7, and 66 licenses. With his extensive knowledge and understanding of macroeconomics and finance, he contributes to the Board with historical economic trends, current headlines, and forecasting economic trends.

Sunny Kwon. Ms. Kwon, age 66, is the President of UNI & Good Friend Insurance, an independent retail insurance brokerage in the Greater Los Angeles area. She has over 40 years of leading insurance experience within the Korean and American insurance industries. She has also been an active, founding member of KAIFPA, the Korean American Insurance and Financial Professional Association, since 1985, where she has not only held a Board Member seat since then but has been Board Chair in 2002-2003 and 2020-2022. Ms. Kwon commenced her active Member Advisory Council of United Valley Agencies in 2022. She is serving as a Board Member of the Korean American Chamber of Commerce of Orange County in 2023.
Recommendation of the Board of Directors
The Board of Directors recommends the election of each nominee. The proxy holders intend to vote all proxies they hold in favor of the election of each of the nominees. If no instruction is given, the proxy holders intend to vote FOR each nominee listed.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Crowe LLP to serve as our independent registered public accounting firm for 2023, subject to ratification by our shareholders.
We are asking our shareholders to ratify the selection of Crowe LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws, the SEC or the Nasdaq Stock Market, the Board is submitting the selection of Crowe LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection of Crowe LLP, however, we reserve the discretion to retain Crowe LLP as our independent registered public accounting firm for 2023. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Representatives of Crowe LLP are not expected to be present at the Annual Meeting nor to be available to answer questions.
Audit Committee Report
In accordance with its written charter adopted by the Company’s Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2022, the Committee met twelve times. The Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer prior to public release.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee reviewed with both the independent auditors and the internal auditor’s audit plans, scope, and results.
The Committee discussed and reviewed with the independent auditor all communications required by the standards of the Public Company Accounting Oversights Board (“PCAOB”), including those described in Auditing Standard No. 1301, Communication with Audit Committees, and discussed and reviewed the results of the independent auditor’s audit of the consolidated financial statements. The Committee also reviewed and discussed the results of the internal audit examinations.
The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2022, with management and the independent auditors.
Based on the above mentioned review and discussion with management and the independent auditors, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

OP Bancorp
Audit Committee

Brian Choi
Ernest E. Dow (Chair)
Soo Hun Jung, M.D.
Ock Hee Kim
Myung Ja (Susan) Park
Yong Sin Shin

May 12, 2023

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees billed to the Company by its independent auditor:

Category of Services	Fiscal Year 2022	Fiscal Year 2021
Audit fees (1)	$524,000	$452,279
Audit-related fees	—	—
Tax fees (2)	61,172	39,350
All other fees	—	—
Total accounting fees	$585,172	$491,629

(1)Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
(2)    Tax fees were related to tax services provided to Company, including annual Federal and State tax return, quarterly tax estimates, and any assistance, review, or resolution of tax notice.
The ratio of Tax fees and All other fees to Total accounting fees was 10.5% for 2022 and 8.0% for 2021.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that the independent registered public accountants may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accountants.
Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accountants to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
Recommendation of the Audit Committee and the Board of Directors
The Audit Committee of the Board of Directors and the Board of Directors recommends approval of the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The proxy holders intend to vote all proxies they hold in favor of the proposal. If no instruction is given, the proxy holders intend to vote FOR approval of the proposal.

OTHER BUSINESS
If any matters not referred to in this proxy statement come before the meeting, including matters incident to conducting the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.
SHAREHOLDER PROPOSALS
Any shareholder that intends to propose business to be considered at the 2024 Annual Meeting must comply with the Company’s Bylaws including providing the required notice to the Company’s Corporate Secretary not later than the close of business on March 27, 2024 or earlier than February 25, 2024. If a shareholder gives notice of such a proposal before or after these deadlines, proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal without discussion when and if the proposal is raised at the 2024 Annual Meeting of Shareholders.
Proposals of shareholders intended to be presented for consideration at the 2024 Annual Meeting of Shareholders, and to be included in the Company’s proxy statement for that meeting under SEC Rule 14a-8, must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than January 11, 2024, in a form that complies with applicable regulations.

OP BANCORP

Christine Oh
Executive Vice President
and Corporate Secretary

May 12, 2023
Los Angeles, California

OP BANCORP

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Online

Go to **www.envisionreports.com/OPBK** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:59 p.m., Pacific Time, on June 21, 2023.

Shareholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the OP Bancorp Shareholder Meeting to be Held on June 22, 2023

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2023 proxy statement and the 2022 annual report to shareholders are available at:

www.envisionreports.com/OPBK

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/OPBK**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 12, 2023 to facilitate timely delivery.

2 N O T   C O Y

03N7BA

Shareholder Meeting Notice

OP Bancorp's Annual Meeting of Shareholders will be held on June 22, 2023 at 1000 Wilshire Blvd. Suite 500, Los Angeles, CA 90017, at 10:00 a.m. Pacific Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2:

1. To elect 7 members of the Board of Directors, each for a term of one year;
   01 - Brian Choi
   02 - Ernest E. Dow
   03 - Soo Hun Jung
   04 - Hyung J. Kim
   05 – Min J. Kim
   06 – Sunny Kwon
   07 – Yong Sin Shin
2. To ratify the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.
3. To transact such other business as may properly come before the meeting, and any adjournment or postponement.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/OPBK**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials OP Bancorp" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 12, 2023.

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OP BANCORP

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Pacific Time, on June 21, 2023.

Online
Go to **www.envisionreports.com/OPBK** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/OPBK

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

01 - Brian Choi
02 - Ernest E. Dow
03 - Soo Hun Jung
04 - Hyung J. Kim
05 - Min J. Kim
06 - Sunny Kwon
07 - Yong Sin Shin

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07
☐	☐	☐	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 5 7 7 8 7 2

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03TPNA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — OP Bancorp

ANNUAL MEETING OF SHAREHOLDERS

June 22, 2023

The undersigned shareholder of OP Bancorp (the "Company") hereby nominates, constitutes and appoints Jaehyun Park the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2023 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Company's headquarter office located at 1000 Wilshire Blvd. Suite 500, Los Angeles, California 90017, on Thursday, June 22, 2023 , at 10:00 a.m., Pacific time, and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2.

THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER, IF ANY, PRESENTED AT THE MEETING. THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH OTHER MATTERS.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS, AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.

PLEASE SIGN AND DATE THE OTHER SIDE

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

OP BANCORP

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

01 - Brian Choi
02 - Ernest E. Dow
03 - Soo Hun Jung
04 - Hyung J. Kim
05 - Min J. Kim
06 - Sunny Kwon
07 - Yong Sin Shin

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01 ☐ 02 ☐ 03 ☐ 04 ☐ 05 ☐ 06 ☐ 07 ☐

For ☐ **Against** ☐ **Abstain** ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 7 7 8 7 2

03TP0A

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — OP Bancorp

ANNUAL MEETING OF SHAREHOLDERS

June 22, 2023

The undersigned shareholder of OP Bancorp (the "Company") hereby nominates, constitutes and appoints Jaehyun Park the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2023 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Company's headquarter office located at 1000 Wilshire Blvd. Suite 500, Los Angeles, California 90017, on Thursday, June 22, 2023 , at 10:00 a.m., Pacific time, and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2.

THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER, IF ANY, PRESENTED AT THE MEETING. THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH OTHER MATTERS.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS, AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.

PLEASE SIGN AND DATE THE OTHER SIDE

Your **Vote** Counts!

OP BANCORP

2023 Annual Meeting

Vote by June 21, 2023

11:59 PM ET

GENERAL BROKER

Hextone, Inc.
P.O. Box 9142
Farmingdale, NY 11735

1 OF 2
322,224
148,294

Ricky Campana
P.O. Box 123456
Suite 500
51 Mercedes Way
Edgewood, NY 11717

30#

FLASHID-JOB#

You invested in OP BANCORP and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 22, 2023.**

Get informed before you vote

View the Form 10-K, Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 08, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control # XXXX XXXX XXXX XXXX

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

June 22, 2023
10:00 AM PDT

1000 Wilshire Blvd.
Suite 500
Los Angeles, CA 90017

*If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

Control # XXXX XXXX XXXX XXXX

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

OP BANCORP
2023 Annual Meeting
Vote by June 21, 2023
11:59 PM ET

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01 Brian Choi; 02 Ernest E. Dow; 03 Soo Hun Jung; 04 Hyung J. Kim; 05 Min J. Kim; 06 Sunny Kwon; 07 Yong Sin Shin	**For**
2. To ratify the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.	**For**

Under New York Stock Exchange rules, brokers may vote "routine" matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. **We will nevertheless follow your instructions, even if the broker's discretionary vote has already been given, provided your instructions are received prior to the meeting date.**

1.00000
322,224
148,294

FLASHID-JOB#